Exhibit 4.13.28
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 29 (this “Supplement”) dated as of August 19, 2011 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), PACTIV CORPORATION, a corporation organized under the laws of the state of Delaware (“Pactiv”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI and Pactiv, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2009 Senior Secured Note Indenture”), among the Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “2009 Indenture Trustee”), principal paying agent, transfer agent and collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (c) the Indenture dated as of October 15, 2010 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2010 Senior Secured Note Indenture”), among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee (in such capacity, the “2010 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (d) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2011 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent and (e) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (as further amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the 2009 Indenture Trustee, the 2010 Indenture Trustee, the 2011 Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents.
     D. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of Exhibit A thereto (a “Supplement”).

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     E. The undersigned U.S. Subsidiary (the “New U.S. Subsidiary”) is, among others, party to that certain Agreement and Plan of Merger, dated as of June 17, 2011, pursuant to which the New U.S. Subsidiary will merge with and into Graham Packaging Company Inc. (“Graham”), with Graham as the surviving entity (the “Merger”). Upon the effectiveness of the Merger, Graham will expressly assume all obligations of the New U.S. Subsidiary under the Collateral Agreement and, in addition, enter into a new Supplement (the “Graham Supplement”). It is expressly acknowledged that upon the execution and delivery of the Graham Supplement, the terms and conditions of this Supplement will be automatically modified and superseded to the extent set forth in the Graham Supplement and such modifications shall be deemed to have been applicable from the date hereof.
     F. The New U.S. Subsidiary is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:
     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

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     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedules 1 through 12 attached hereto are true and correct schedules of the information, with respect to such New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

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     SECTION 10. The New U.S. Subsidiary is a corporation duly organized under the law of Delaware.
     SECTION 11. It is expressly acknowledged that upon the execution and delivery of the Graham Supplement, the terms and conditions of this Supplement will be automatically modified and superseded to the extent set forth in the Graham Supplement and such modifications shall be deemed to have been applicable from the date hereof.

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     IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

BUCEPHALAS ACQUISITION CORP.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary
	Address:	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
	Legal Name:	Bucephalas Acquisition Corp.
Jurisdiction of Formation: Delaware
Signature Page to Collateral Supplement of Bucephalas Acquisition corp.

THE BANK OF NEW YORK MELLON, as Collateral Agent
By	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President
Signature Page to Collateral Supplement of Bucephalas Acquisition corp.

Schedule 1 to
Supplement No. 29 to the
Collateral Agreement
Schedule 1
Names

Change in Identity or
	Other Legal Names	Corporate Structure Within
Grantor’s Exact Legal Name	(including date of change)	the Past 5 years
Bucephalas Acquisition Corp.	None	None

Schedule 2(a) to
Supplement No. 29 to the
Collateral Agreement
Schedule 2(a)
Jurisdictions and Locations

			Organizational	Chief Executive Office
	Jurisdiction of		Identification Number	or Registered Office Address
Grantor	Organization	Form of Organization	(if any)	(including county)
Bucephalas Acquisition Corp.	Delaware	Corporation	4995748	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 (New Castle County)

Schedule 2(b) to
Supplement No. 29 to the
Collateral Agreement
Schedule 2(b)
Location of Other Persons that Possess Collateral

Names and Addresses of Other Persons
Grantor	that Possess any Collateral (including county)
None

Schedule 5 to
Supplement No. 29 to the
Collateral Agreement
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
Bucephalas Acquisition Corp.	Delaware Secretary of State Department of Corporations Uniform Commercial Code Division 401 Federal Street Dover, DE 19901

Schedule 6 to
Supplement No. 29 to the
Collateral Agreement
Schedule 6
Stock Ownership and Other Equity Interests

		Certificate	Number of	Percentage of
Grantor	Issuer	Number	Equity Interests	Ownership
None

Schedule 7 to
Supplement No. 29 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None

Schedule 8 to
Supplement No. 29 to the
Collateral Agreement
Schedule 8
Mortgaged Property and Mortgage Filings

	Exact Name of	Exact Name of
Mortgaged Property	Owner	Record Owner	Property Address	Filing Office
None

Schedule 9(a) to
Supplement No. 29 to the
Collateral Agreement
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
COPYRIGHTS OWNED BY BUCEPHALAS ACQUISITION CORP.
U.S. Copyright Registrations
None.
Pending U.S. Copyright Applications for Registration
None.
Non-U.S. Copyright Registrations
None.
Non-U.S. Pending Copyright Applications for Registration
None.

Schedule 9(b) to
Supplement No. 29 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
Patents and Patent Applications
PATENTS OWNED BY BUCEPHALAS ACQUISITION CORP.
U.S. Patents
None.
U.S. Patent Applications
None.
Non-U.S. Patents
None.
Non-U.S. Patent Applications
None.

Schedule 9(c) to
Supplement No. 29 to the
Collateral Agreement
Schedule 9(c)
Intellectual Property

Trademarks and Trademark Applications
TRADEMARK/TRADE NAMES OWNED BY BUCEPHALAS ACQUISITION CORP.
U.S. Trademark Registrations
None.
U.S. Trademark Applications
None.
State Trademark Registrations
None.
Non-U.S. Trademark Registrations
None.
Non-U.S. Trademark Applications
None.
Trade Names
None.

Schedule 9(c) to
Supplement No. 29 to the
Collateral Agreement
LICENSES
I. Licenses/Sublicenses of Bucephalas Acquisition Corp. as Licensor/Sublicensor on Date Hereof
A. Copyrights
U.S. Copyrights
None.
Non-U.S. Copyrights
None.
B. Patents
U.S. Patents
None.
U.S. Patent Applications
None.
Non-U.S. Patents
None.
Non-U.S. Patent Applications
None.
C. Trademarks
U.S. Trademarks
None.
U.S. Trademark Applications
None.
Non-U.S. Trademarks
None.
Non-U.S. Trademark Applications
None.

Schedule 9(c) to
Supplement No. 29 to the
Collateral Agreement
D. Others
None.
II. Licenses/Sublicenses of Bucephalas Acquisition Corp. as Licensee/Sublicensee on Date Hereof
A. Copyrights
U.S. Copyrights
None.
Non-U.S. Copyrights
None.
B. Patents
U.S. Patents
None.
U.S. Patent Applications
None.
Non-U.S. Patents
None.
Non-U.S. Patent Applications
None.
U.S. Trademarks
None.
U.S. Trademark Applications
None.
Non-U.S. Trademarks
None.
Non-U.S. Trademark Applications

Schedule 9(c) to
Supplement No. 29 to the
Collateral Agreement
None.
D. Others
None.

Schedule 10 to
Supplement No. 29 to the
Collateral Agreement
Schedule 10
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description
None

Schedule 11 to
Supplement No. 29 to the
Collateral Agreement
Schedule 11
Deposit Accounts

Depositary Institution
Grantor	(including address)	Type of Account	Account Number
None

Schedule 12 to
Supplement No. 29 to the
Collateral Agreement
Schedule 12
Securities Accounts

Intermediary Institution
Grantor	(including address)	Type of Account	Account Number
None